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                                                           Pennsylvania Commerce Bancorp, Inc.
                                                          Selected Consolidated Financial Data
                                                                       (Unaudited)


                                                            At or for the                              At or for the
                                                         Three Months Ended                           Six Months Ended
                                                              June 30,                                   June 30,
                                               ----------------------------------------    -----------------------------------------
                                                                                 %                                          %
( in  thousands,  except  per  share  amounts)      2003           2002        Change          2003          2002         Change
                                               -------------   -----------   ----------    ----------    ---------      -----------
Income Statement Data:

  Net interest income                             $ 8,195        $ 6,743         22  %        $ 15,799       $ 13,041          21  %
  Provision for loan losses                           525            280         88  %             850            715          19  %
  Noninterest income                                2,216          1,748         27  %           4,407          3,571          23  %
  Noninterest operating expenses                    7,427          6,182         20  %          14,455         11,929          21  %
  Net income                                        1,658          1,347     +   23  %           3,306          2,637      +   25  %


Per Common Share Data:

  Net  income:  Basic                              $ 0.77         $ 0.65         19  %          $ 1.53         $ 1.28          20  %
  Net  income:  Diluted                              0.71           0.58     +   23  %            1.42           1.16      +   22  %


  Book Value                                                                                   $ 21.27        $ 18.05      +   18  %

  Weighted average shares outstanding:
      Basic                                         2,139          2,063                         2,132          2,024
      Diluted                                       2,308          2,292                         2,295          2,237


Balance Sheet Data:

  Total assets                                                                                $845,297       $674,082      +   25  %
  Loans ( net)                                                                                 401,073        355,108          13  %
  Allowance for loan losses                                                                      5,667          4,965          14  %
  Investment Securities                                                                        343,007        252,423          36  %
  Total deposits                                                                               782,733        618,478          27  %
  Core deposits                                                                                731,485        564,780          30  %
  Trust preferred securities                                                                    13,000         13,000
  Stockholders' equity                                                                          46,762         38,917      +   20  %


Capital:

  Stockholders' equity to total assets                                                            5.53 %         5.78  %
  Leverage Ratio                                                                                  7.00           7.59
  Risk based capital ratios:
  Tier 1                                                                                         10.80          10.94
  Total Capital                                                                                  11.85          12.11



Performance Ratios:

  Cost of funds                                      1.54 %         2.34    %                     1.64 %         2.42  %
  Net interest margin                                4.29           4.38                          4.22           4.37
  Return on average assets                           0.81           0.82                          0.81           0.83
  Return on average total
  stockholders' equity                              14.48          14.57                         14.83          15.03


Asset Quality:

  Net charge-offs to average
  loans outstanding                                                                               0.08 %         0.08  %

  Nonperforming  loans  to  total
  period-end  loans                                                                               0.19           0.34

  Nonperforming  assets  to  total
  period-end  assets                                                                              0.23           0.20

  Allowance  for  loan  losses
  to  total  period-end  loans                                                                    1.39           1.38

  Allowance  for  loan  losses  to
  nonperforming  loans                                                                             725 %          411  %


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